                                                                   EXHIBIT 10.4


                              SOFTWARE BUSINESS
                             TECHNOLOGIES, INC.

                          STOCK PURCHASE AGREEMENT

                        DATED AS OF DECEMBER 3, 1996

                    SOFTWARE BUSINESS TECHNOLOGIES, INC.

                          STOCK PURCHASE AGREEMENT

                        Dated as of December 3, 1996

                                    INDEX
                                    -----


                                                                                            Page
        ARTICLE I
           DEFINITIONS.....................................................................   1

        ARTICLE II
           PURCHASE AND SALE OF SHARES
                  2.1.     Purchase and Sale of Preferred Stock...........................    4
                  2.2.     The Conversion Shares..........................................    4
                  2.3.     Closing........................................................    4
                  2.4.     Use of Proceeds................................................    4

        ARTICLE III
           REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                  3.1.     Organization and Corporate Power...............................    5
                  3.2.     Authorization..................................................    5
                  3.3.     Government Approvals...........................................    5
                  3.4.     Authorized and Outstanding Stock...............................    6
                  3.5.     Subsidiaries...................................................    6
                  3.6.     Financial Information..........................................    7
                  3.7.     Events Subsequent to the Date of the Financial Statements......    7
                  3.8.     Litigation.....................................................    8
                  3.9.     Compliance with Laws and Other Instruments.....................    8
                  3.10.    Taxes..........................................................    8
                  3.11.    Real Property..................................................    9
                  3.12.    Personal Property..............................................    9
                  3.13.    Patents, Trademarks, etc.......................................   10
                  3.14.    Agreements of Directors, Officers and Employees................   10
                  3.15.    Governmental Approvals.........................................   10
                  3.16.    Contracts and Commitments......................................   11
                  3.17.    Securities Act.................................................   11
                  3.18.    Registration Rights............................................   11
                  3.19.    Insurance Coverage.............................................   11
                  3.20.    Employee Matters...............................................   11
                  3.21.    No Brokers or Finders..........................................   12

                  3.22.    Transactions with Affiliates...................................   12
                  3.23.    Assumptions, Guarantees, etc. of Indebtedness of Other Persons.   12
                  3.24.    Disclosures....................................................   13

           ARTICLE IV
             AFFIRMATIVE COVENANTS OF THE COMPANY
                  4.1.     Accounts and Reports...........................................   13
                  4.2.     Payment of Taxes...............................................   14
                  4.3.     Maintenance of Key Man Insurance...............................   15
                  4.4.     Compliance with Laws, etc......................................   15
                  4.5.     Inspection.....................................................   15
                  4.6.     Corporate Existence; Ownership of Subsidiaries.................   15
                  4.7.     Compliance with ERISA..........................................   16
                  4.8.     Board Approval.................................................   16
                  4.9.     Financings.....................................................   16
                  4.10.    Meetings of the Board of Directors.............................   16
                  4.11.    Rule 144 Information...........................................   16
                  4.12.    State Taxes and Foreign Qualifications.........................   17

           ARTICLE V
              NEGATIVE COVENANTS OF THE COMPANY
                  5.1.     Investments in Other Persons...................................   17
                  5.2.     Distributions..................................................   18
                  5.3.     Dealings with Affiliates.......................................   18
                  5.4.     Merger; Sale of Assets.........................................   19
                  5.5.     Limitation on Restrictions on Subsidiary Dividends and
                            Other Distributions...........................................   19
                  5.6.     No Conflicting Agreements......................................   19
                  5.7.     Fiduciary Obligations..........................................   19

           ARTICLE VI
             PREEMPTIVE RIGHT
                  6.1.     Right of Purchase..............................................   19
                  6.2.     Definition of New Securities...................................   20
                  6.3.     Notice from the Company; Purchase of New Securities............   20
                  6.4.     Sale by the Company............................................   20
                  6.5.     Termination of Rights..........................................   21

           ARTICLE VII
             PURCHASER'S REPRESENTATIONS
                  7.1.     Representations and Warranties.................................   21
                  7.2.     Permitted Sales; Legends.......................................   22

           ARTICLE VIII
             REGISTRATION RIGHTS
                  8.1.     Certain Definitions............................................   23
                  8.2.     Requested Registrations........................................   24
                  8.3.     "Piggy Back" Registrations.....................................   25
                  8.4.     Registration on Form S-3.......................................   26
                  8.5.     Expenses of Registration.......................................   26
                  8.6.     Registration Procedures........................................   26
                  8.7.     Indemnification................................................   27
                  8.8.     Information by Holder..........................................   31
                  8.9.     Limitations on Registration Rights.............................   31
                  8.10.    Rule 144 Reporting.............................................   31
                  8.11.    Listing Application............................................   32
                  8.12.    Damages........................................................   32

           ARTICLE IX
             REPURCHASE OF SERIES B PREFERRED STOCK
                  9.1.     Repurchase of Series B Preferred Stock.........................   32

          ARTICLE X
            CONDITIONS OF PURCHASER'S OBLIGATION
                  10.1.    Effect of Conditions...........................................   33
                  10.2.    Representations and Warranties.................................   33
                  10.3.    Performance....................................................   33
                  10.4.    Opinion of Counsel.............................................   34
                  10.5.    Certified Documents, etc.......................................   34
                  10.6.    No Material Adverse Change.....................................   34
                  10.7.    Shareholders' Agreement........................................   34
                  10.8.    Amendment to Certificate of Incorporation......................   34
                  10.9.    Consents and Waivers...........................................   34

          ARTICLE XI
            CONDITIONS OF THE COMPANY'S OBLIGATION........................................   34

          ARTICLE XII
            TERMINATION
                  12.1.    Termination by Mutual Written Consent..........................   35
                  12.2.    Termination for Breach.........................................   35
                  12.3.    Termination for Delay..........................................   35
                  12.4.    Rights After Termination.......................................   35

          ARTICLE XIII
             MISCELLANEOUS
                  13.1.    Survival of Representations.....................................  35
                  13.2.    Parties in Interest.............................................  36
                  13.3.    Shares Owned by Affiliates......................................  36
                  13.4.    Amendments and Waivers..........................................  36
                  13.5.    Construction....................................................  36
                  13.6.    Notices.........................................................  36
                  13.7.    Expenses........................................................  37
                  13.8.    Counterparts....................................................  37
                  13.9.    Effect of Headings..............................................  37
                  13.10.   Adjustments.....................................................  38
                  13.11.   Governing Law...................................................  38

             EXHIBITS
             --------
                  A    Description of Preferred Stock
                  B    Shareholders' Agreement
                  C    Form of Opinion of Company Counsel

                                                                December 3, 1996




To:  PowerCerv Corporation:

Re:  Series B Convertible Preferred Stock
     ------------------------------------


Gentlemen:

     Software Business Technologies, a Delaware corporation (the "Company"), hereby agrees with you as follows:

                                  ARTICLE I

                                 DEFINITIONS

     As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Act" means the Securities Act of 1933, as amended.

     "Affiliate" shall mean, as to any Person, any other Person which directly or indirectly Controls, or is under common Control with, or is Controlled by, such Person. Any member of the immediate family (including parents, spouse and children, adoptive or natural) of any Person who is an individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust shall be deemed to be an Affiliate of such individual and all other Affiliates of such individual.

     "Agreement" means this Stock Purchase Agreement as from time to time amended and in effect between the parties.

     "Closing" shall have the meaning set forth in Section 2.3.

     "Commission" shall have the meaning set forth in Section 3.3.

     "Common Stock" includes (a) the Company's common stock as authorized on the date of this Agreement, (b) any other capital stock of any class or classes of the Company authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and (c) any other securities of the Company into which or for which any of the securities described in (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

     "Company" means Software Business Technologies, Inc., a Delaware corporation, and its successors and assigns.

     "Control" shall mean, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Conversion Shares" shall have the meaning set forth in 2.2.

     "Disinterested Director" shall mean, in the case of any action proposed to be taken by the Board of Directors, any member of the Board of Directors who is not an Interested Director with respect to such transaction.

     "Holders" shall have the meaning set forth in Section 8.1.

     "Indebtedness" means all obligations, contingent and otherwise, for borrowed money that are required to be reflected as indebtedness on a balance sheet prepared in accordance with generally accepted accounting principles including, without limitation, any current portion of long-term indebtedness and all guaranties, endorsements and other contingent obligations in respect of indebtedness of others except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

     "Indemnified Party" shall have the meaning set forth in Section 8.7.

     "Indemnifying Party" shall have the meaning set forth in Section 8.7.

     "Initiating Holders" shall have the meaning set forth in Section 8.1.

     "Interested Director" shall mean, in the case of any action proposed to be taken by the Company or any of its Subsidiaries, any member of the Board of Directors who will be a party to such transaction, who is an Affiliate or Related Party of any party (other than the Company or any Subsidiary of the Company) to such transaction or one or more of whose Affiliates or Related Parties (other than, in either case, the Company or any Subsidiary of the Company) is a party to such transaction.

     "Knowledge" means knowledge after due inquiry.

     "New Securities" shall have the meaning set forth in Section 6.2.

     "New Securities Notice" shall have the meaning set forth in Section 6.3.

     "Permitted Liens" means (a) purchase money security interests upon or in any property acquired by the Company in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property, (b) liens for taxes not yet due or that are being actively contested in good faith by appropriate proceedings and (c) liens arising by operation of law with respect to the property of the Company.

     "Person" means an individual, corporation, partnership, joint venture, trust or unincorporated organization or a government or agency or political subdivision thereof.

     "Principal Shareholder" means Robert Davies.

     "Purchased Shares" shall have the meaning set forth in Section 2.1.

     "Purchaser" shall have the meaning set forth in Section 2.1.

     "Qualified Public Offering" means the closing of a firmly underwritten public offering by the Company pursuant to a registration statement filed and declared effective under the Act covering the offer and sale of Common Stock for the account of the Company in which the gross proceeds to the Company before deducting underwriting commissions, discounts and offering expenses, equals or exceeds $20,000,000.

     "Registrable Securities" shall have the meaning set forth in Section 8.1.

     "Registration Expense" shall have the meaning set forth in Section 8.1.

     "Related Party" shall mean with respect to any Person, (i) a corporation, partnership or other entity in which the stockholders, partners or owners holding a controlling interest consist of such Person or one or more Affiliates of such Person or (ii) a partnership, limited partnership or other unincorporated entity in which such Persons, or such Person and one or more of its Affiliates are, partners or owners and possess, without the necessity of the consent of any other Person, the power and authority to direct the management and policies of such entity and to make decisions concerning the voting and disposition of all shares of stock that may be held by such entity, or (iii) in the case of any natural person, such Person's spouse, lineal descendants or a trust (A) which is for the benefit of such natural person or his spouse or lineal descendants or (B) the trustee of which is such natural person.

     "Selling Expenses" shall have the meaning set forth in Section 8.1.

     "Series B Preferred Stock" shall have the meaning set forth in Section
2.1.

     "Subsidiary" or "Subsidiaries" means any corporation, association or other business entity of which the Company or any of its other Subsidiaries (as herein defined) directly or indirectly owns at the time more than fifty percent (50%) of the outstanding voting shares of every class of such corporation or trust other than directors' qualifying shares.

                                  ARTICLE II

                          PURCHASE AND SALE OF SHARES

    2.1. Purchase and Sale of Preferred Stock. At the Closing (as herein defined), the Company agrees to sell to PowerCerv Corporation (the "Purchaser"), and the Purchaser agrees to purchase, 294,911 shares of Series B Convertible Preferred Stock, par value $0.10 per share (the "Series B Preferred Stock") at an aggregate purchase price of $1,500,000. The Series B Preferred Stock shall have the rights, terms, and privileges set forth on Exhibit A attached hereto. The shares of Series B Preferred Stock purchased pursuant to this Section 2.1 are referred to herein as the "Purchased Shares."

    2.2. The Conversion Shares. The Company has authorized and reserved and hereby agrees that it will continue to reserve, free of any preemptive rights or encumbrances, a sufficient number of its authorized but previously unissued shares of Common Stock, to satisfy the rights of conversion of the holders of the Purchased Shares. The shares of Common Stock issued or issuable upon conversion of the Purchased Shares are referred to herein as the "Conversion Shares".

    2.3. Closing. Subject to the satisfaction or waiver of the conditions set forth in Articles X and XI hereof, the purchase of the Purchased Shares shall be made at a closing (the "Closing") to be held at the offices of Holland & Knight, 400 North Ashley Drive, Suite 2300, Tampa, Florida, at 1:00 p.m. on December 6, 1996, or at such other time and on such other date as the Purchaser and the Company may mutually agree in writing (the "Closing Date"). Payment at the Closing for the Purchased Shares shall be by check or wire transfer payable in immediately available federal funds. The Purchaser shall pay the purchase price for the Purchased Shares at the Closing. At the Closing, the Company will deliver to the Purchaser one or more certificates representing the Purchased Shares, in such denominations and issued in such names as may be requested by the Purchaser.

    2.4. Use of Proceeds. As an integral part of the purpose of the financing contemplated herein, the Company shall use the proceeds received upon the sale of the Purchased Shares to fund the Company's working capital requirements. No proceeds from the sale of the Purchased Shares shall be used to pay dividends or other shareholder distributions.


                                 ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     In order to induce the Purchaser to purchase the Purchased Shares, the Company makes the following representations and warranties, which are true, correct and complete in all respects on the date hereof and shall be true, correct and complete in all respects as of the Closing Date:

     3.1. Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own its properties and to carry on its business as presently conducted. Except as set forth on Schedule 3.1, the Company is duly licensed or qualified to do business as a foreign corporation in each jurisdiction where the character of its property, or the nature of the activities presently conducted by it, makes such qualification necessary, except where the failure to so qualify or be licensed would not have a material effect adverse on the business or assets of the Company.

     3.2. Authorization. The Company has all necessary corporate power and has taken all necessary corporate action required for the due authorization, execution, delivery, and performance by the Company of this Agreement, the Shareholders' Agreement referred to in Section 10.7, (the "Shareholders' Agreement"), and any other agreements or instruments executed by the Company in connection herewith or therewith and the consummation of the transactions contemplated herein or therein, and for the due authorization, issuance and delivery of the Purchased Shares and the Conversion Shares issuable upon conversion of the Purchased Shares. Sufficient shares of authorized but unissued Common Stock have been reserved for issuance upon conversion of the Purchased Shares. The issuance of the Purchased Shares does not, and the issuance of the Conversion Shares upon conversion of the Purchased Shares will not, require any further corporate action and is not and will not be subject to any preemptive right, right of first refusal or the like. This Agreement, the Shareholders' Agreement, and the other agreements and instruments executed by the Company in connection herewith or therewith will each be a valid and binding obligation of the Company enforceable in accordance with its respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in this Agreement may be limited by applicable federal or state securities laws.

     3.3. Government Approvals. No consent, approval, license or authorization of, or designation, declaration or filing with, any court or governmental authority is or will be required on the part of the Company in connection with the execution, delivery, and performance by the Company of this Agreement, the Shareholders' Agreement, or in connection with the issuance of the Purchased Shares, or the issuance of the Conversion Shares upon conversion of the Purchased Shares, except for (i) those that have already been made or granted, and (ii) the filing of registration statements with the Securities and Exchange Commission (the "Commission") and any applicable state securities commission as specifically provided for in Article VIII hereof.

     3.4. Authorized and Outstanding Stock. At the Closing and before giving effect to the transactions contemplated by this Agreement, the authorized capital stock of the Company will consist of (i) 7,000,000 shares of Common Stock, of which 2,811,781 shares are validly issued and outstanding and held of record and owned beneficially as set forth in Schedule 3.4; (ii) 1,000,000 shares of Non-Voting Common Stock, of which 618,750 shares are validly issued and outstanding and held of record and owned beneficially as set forth in Schedule 3.4; and
(iii) 2,500,000 shares of Preferred Stock, of which 2,200,000 shares will have been designated as Series A Convertible Preferred Stock, of which 1,020,375 shares are validly issued and outstanding and held of record and owned beneficially as set forth in Schedule 3.4, and of which 300,000 shares will have been designated as Series B Preferred Stock, of which no shares will be issued or outstanding. There are no treasury shares held by the Company. All Purchased Shares and Conversion Shares issued upon conversion of the Purchased Shares will be, duly authorized, validly issued, and fully paid and non-assessable and free from any restrictions on transfer, except for restrictions imposed by federal or state securities laws and except for those imposed pursuant to this Agreement or the Shareholders' Agreement. Except as set forth on Schedule 3.4, there are no outstanding warrants, options, commitments, preemptive rights, rights to acquire or purchase, conversion rights, or demands of any character relating to the capital stock or other securities of the Company. Except as set forth in Schedule 3.4, the Company has no present intent to take any action that will materially affect the Purchaser's preemptive right, as set forth in Article VI, through the issuance of New Securities; provided, however, that the Purchaser intends to continue to issue stock options and make stock issuances from stock that the Company has previously redeemed from employees upon termination to current and future employees. All issued and outstanding shares of capital stock of the Company were issued (i) in transactions exempt from the registration provisions of the Act, and (ii) in compliance with or in transactions exempt from the registration provisions of applicable state securities laws.

     3.5. Subsidiaries. The Company represents and warrants that, except as set forth in Schedule 3.5, the Company does not have any investment or other interest in, or any outstanding loan or advance to or from, any Person, including, without limitation, any officer, director, or shareholder, other than investments, interests, loans, or advances that, individually or in the aggregate, are of an amount that is less than $50,000.

     3.6. Financial Information. The Company has previously delivered to the Purchaser the audited financial statements of the Company for the fiscal years ended June 30, 1993, June 30, 1994, June 30, 1995, and June 30, 1996 and its
unaudited financial statements for the four-month period ended October 31, 1996 (individually, the "1993 Financial Statements," the "1994 Financial
Statements," the "1995 Financial Statements," the "1996 Financial Statements" and the "Interim Financial Statements" and collectively, the "Financial Statements"). The Company represents that the Financial Statements are complete and correct, are in accordance with the books and records of the Company and present fairly in accordance with generally accepted accounting principles applied on a basis consistent with prior periods the financial condition and results of operations of the Company as of the dates and for the periods shown at October 31, 1996, the Company had no liability, contingent or otherwise that is not adequately reflected in or reserved against in the balance sheet included in the Interim Financial Statements that could materially and adversely affect the financial condition of the Company. Since October 31, 1996, (i) there has been no change in the business, assets, liabilities, condition (financial or otherwise) or operations of the Company except for changes in the ordinary course of business that, individually or in the aggregate, have not been materially adverse, and (ii) none of the business, prospects, condition

(financial or otherwise), operations, property or affairs of the Company has been materially adversely affected by any occurrence or development, individually or in the aggregate, whether or not insured against.

     3.7. Events Subsequent to the Date of the Financial Statements. Except as contemplated by this Agreement and as set forth on Schedule 3.7, since October 31, 1996, the Company has not (i) issued any stock, bond or other corporate security, (ii) borrowed any material amount or incurred or become subject to any material liability (absolute, accrued or contingent), except liabilities under contracts entered into in the ordinary course of business, (iii) discharged or satisfied any material lien or encumbrance or incurred or paid any material obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the 1996 Financial Statements and current liabilities incurred since October 31, 1996, in the ordinary course of business, (iv) declared or made any payment or distribution to shareholders in their capacities as such or purchased or redeemed any shares of its capital stock or other securities, (v) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than capital leases and Permitted Liens, (vi) sold, assigned or transferred any of its material tangible assets except in the ordinary course of business, or cancelled any material debt or claim, except in the ordinary course of business, (vii) sold, assigned, transferred or granted any license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset, except pursuant to license or other agreements entered into in the ordinary course of business, (viii) suffered any material loss of property or waived any right of substantial value whether or not in the ordinary course of business, (ix) except as set forth on Schedule 3.7(a) and other than changes in connection with a Partnering Agreement, dated June 29, 1996, between PowerCerv Corporation and SBT Accounting Systems, Inc. made any material change in officer compensation, (x) except as set forth on Schedule 3.7(b) and other than changes in connection with a Partnering Agreement, dated June 29, 1996, between PowerCerv Corporation and SBT Accounting Systems, Inc. made any material change in the manner of business or operations of the Company, (xi) entered into any material transaction except in the ordinary course of business or as otherwise contemplated hereby or (xii) entered into any material commitment (contingent or otherwise) to do any of the foregoing.

     3.8. Litigation. Except as set forth on Schedule 3.8, there is no litigation or governmental proceeding or investigation pending or threatened, against the Company or affecting any of the Company's properties or assets, or against any officer or key employee of the Company in his capacity as such, nor has there occurred any event or is there readily apparent any condition on the basis of which any litigation, proceeding or investigation might properly be instituted with any substantial chance of recovery where such recovery would likely have a material adverse effect on the Company. Neither the Company nor any officer or key employee of the Company in his capacity as such is in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency that may materially and adversely affect the business or assets of the Company.

     3.9. Compliance with Laws and Other Instruments. The Company is in compliance with all of the provisions of this Agreement and of its charter and by-laws, and in all material respects with the provisions of each mortgage, indenture, lease, permit, license, other agreement or instrument, judgment, decree, judicial order, statute, and regulation by which it is bound or to which it or any of its properties are subject. Neither the execution, delivery, or performance of this Agreement, and the Shareholders' Agreement, nor the offer, issuance, sale, or delivery of the Purchased Shares, or the Conversion Shares with or without the giving of notice or passage of time, or both, will violate, or result in any material breach of, or constitute a material default under, or result in the imposition of any encumbrance upon any asset of the Company pursuant to any provision of the Company's charter or by-laws, or to the Company's Knowledge, any statute, rule or regulation, contract, lease, judgment, permit, license, decree or other document or instrument by which the Company is bound or to which the Company or any of its properties are subject.

     3.10. Taxes. The Company is immediately prior to consummation of the transactions contemplated by this Agreement, and was for its taxable year ended June 30, 1996, and has been since its inception, subject to Subchapter C of the Internal Revenue Code of 1986, as amended, for federal income tax purposes and for state income tax purposes in all states in which the Company is required to file income tax returns. The Company represents that, except as set forth on
Schedule 3.10, the Company has filed all tax returns including statements of estimated taxes owed) required to be filed within the applicable periods for such filings and has paid all taxes required to be paid, and has established adequate reserves (net of estimated tax payments already made) for the payment of all taxes payable in respect to the period subsequent to the last periods covered by such returns. The Company has withheld proper and adequate amounts from its employees for all periods in compliance with the tax, social security, and unemployment withholding provisions of all federal, state, local, and foreign laws. No deficiencies for any tax are currently assessed against the Company, and no tax returns of the Company have ever been audited, and, to the Knowledge of the Company, there is not such audit pending or contemplated. There is no tax lien, whether imposed by any federal, state, or local taxing authority, outstanding against the assets, properties, or business of the Company. For the purposes of this Agreement, the term "tax" shall include all federal, state, and local taxes, including income, franchise, property, sales, use, withholding, payroll, and employment taxes.

     3.11. Real Property.

     (a) The Company does not own any real property. The addresses and uses of all real property that the Company leases or subleases, and any lien or encumbrance on the Company's leasehold interest therein are set forth on
Schedule 3.11, specifying in the case of each such lease or sublease, the name of the lessor or sublessor, as the case may be, and the lease term and the obligations of the lessee thereunder.

     (b) Except as set forth on Schedule 3.11, there is no material violation of any law, regulation, or ordinance (including without limitation laws, regulations, or ordinances relating to zoning, environmental, city planning, or similar matters) relating to the Company's use of any real property leased or subleased by the Company.

     (c) There are no material defaults by the Company or, to the Company's Knowledge, by any other party thereto, that might curtail in any material respect the present use of the Company's property listed on Schedule 3.11. The performance by the Company of this Agreement and the Shareholders' Agreement will not result in the termination of, or in any increase of any amounts payable under, any lease listed on Schedule 3.11.

     3.12. Personal Property. Except as set forth on Schedule 3.12 and except for property sold or otherwise disposed of in the ordinary course of business since October 31, 1996, the Company owns free and clear of any liens or encumbrances (other than Permitted Liens), all of the material personal property reflected as owned by the Company in the balance sheet contained in the 1996 Financial Statements, and all other material items of personal property acquired by the Company through the date hereof.

     3.13. Patents, Trademarks, etc. Set forth on Schedule 3.13 is a list and brief description of all material patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, and copyrights, and all applications for such that are in the process of being prepared, owned by or registered in the name of the Company or of which the Company is a licensor or licensee or in which the Company has any right, and in each case a brief description of the nature of such right. The Company owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets, and know how (collectively, "Intellectual Property") necessary to the conduct of its business as conducted, and has not received notice that any claim is pending or, to the Knowledge of the Company, threatened to the effect that the operations of the Company infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and there is no known basis for any such claim (whether or not pending or threatened). The Company has not received notice that any claim is pending or, to the Knowledge of the Company, threatened to the effect that any such Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, and there is no known basis for any such claim (whether, or not pending or threatened). The Company represents that no current or former shareholder, employee, officer, or director of the Company has (directly or indirectly) any right, title, or interest in any of the rights described on Schedule 3.13 other than such right that such Person may enjoy as a shareholder of the Company.

     3.14. Agreements of Directors, Officers and Employees. To the Company's Knowledge, no director, officer, or employee of, or consultant to the Company is in violation of any terms of any employment contract, non-competition agreement, non-disclosure agreement, patent disclosure, or assignment agreement, or other contract or agreement containing restrictive covenants relating to the right of any such director, officer, employee, or consultant to be employed or engaged by the Company because of the nature of the business conducted or proposed to be conducted by the Company, or relating to the use of trade secrets or proprietary information of others, where such violation would have a material adverse effect on the business or assets of the Company.

     3.15. Governmental Approvals. The Company represents that it has all the material permits, licenses, orders, approvals, qualifications, accreditations, franchises, and other rights and privileges of all federal, state, local or foreign governmental or regulatory bodies necessary for the Company to conduct its business as presently conducted. All such permits, licenses, orders, approvals, qualifications, accreditations, franchises, and other rights and privileges are in full force and effect and, to the Knowledge of the Company, no suspension or cancellation of any of them is threatened, and none of such permits, licenses, orders, approvals, qualifications, accreditations, franchises, or other rights and privileges will be affected by the consummation of the transactions contemplated in this Agreement and the Shareholders' Agreement.

     3.16. Contracts and Commitments. Except as set forth in the Financial Statements and Schedule 3.16 attached hereto, the Company is not a party to or bound by any material contract, obligation, or commitment, or any stock redemption or stock purchase agreement, financing agreement, license, lease, or stock option plan. For purposes of this Section 3.16, a contract, obligation, or commitment shall be deemed material if it requires future expenditures by the Company in excess of $50,000 or might result in payments to the Company in excess of $50,000.

     3.17. Securities Act. The Company has complied and will comply with all applicable federal or state securities laws in connection with the issuance and sale of the Purchased Shares and the issuance of the Conversion Shares upon conversion of the Purchased Shares. Neither the Company nor anyone acting on its behalf has offered any of the Purchased Shares, or similar securities, or solicited any offers to purchase any of such securities, so as to bring the issuance and sale of the Purchased Shares under the registration provisions of the Act.

     3.18. Registration Rights. Except as set forth on Schedule 3.18, the Company has not granted any rights relating to registration of its capital stock under the Act or state securities laws other than those contained in this Agreement.

     3.19. Insurance Coverage. Schedule 3.19 contains an accurate list of the insurance policies currently maintained by the Company. Such policies are in full force and effect and provide insurance, including, without limitation, liability insurance, in such amounts and against such risks as is customary for companies engaged in similar businesses to protect the employees, properties, assets, businesses, and operations of the Company. Except as described on
Schedule 3.19, the Company has not received notice of any claims that are currently pending against the Company under any insurance policies currently in effect and covering the property, business, or employees of the Company and all premiums due and payable with respect to the policies maintained by the Company have been paid to date.

     3.20. Employee Matters. Except as set forth on Schedule 3.20, the Company does not have in effect any employment agreements (excluding oral employment agreements in which employees are employed on an at will basis), consulting agreements, deferred compensation, severance agreements, pension or retirement agreements or arrangements, bonus, incentive or profit-sharing plans or arrangements, or labor or collective bargaining agreements. Except as set forth on Schedule 3.20, the Company has no Knowledge that any of the officers or other key employees of the Company presently intends to terminate his employment. The Company represents that it is in compliance in all material respects with all applicable laws and regulations relating to labor, employment, fair employment practices, terms and conditions of employment, and wages and hours; the Company is in material compliance with the terms of all plans, programs and agreements listed on Schedule 3.20, and each such plan, program, or agreement is in compliance in all material respects with all of the requirements and provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); no such plan or program has engaged in any "prohibited transaction" as defined in
Section 4975 of the Code, or has incurred any "accumulated funding deficiency" as defined in Section 302 of ERISA, nor has any reportable event as defined in
Section 4043(b) of ERISA occurred with respect to any such plan or program; the Company maintains a group health plan that is subject to Section 4980B of the Code or Section 162(i) or (k) of the Code as amended by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended by the Technical and Miscellaneous Revenue Act of 1988, and, such group health plan is in compliance in all material respects with the requirements of the referenced sections of the Code; and (v) with respect to each plan listed on Schedule 3.20, all required filings, including all filings required to be made with the United States Department of Labor and Internal Revenue Service, have been timely made.

     3.21. No Brokers or Finders. No person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest, or claim against or upon the Company or the Purchaser for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company or the Principal Shareholder.

     3.22. Transactions with Affiliates. Except as set forth on Schedule 3.22, there are no loans, leases, or other transactions between the Company on the one hand, and any officer or director of the Company or any person owning 5% or more of the Common Stock of the Company or any family member or affiliate of such officer, director or shareholder on the other hand ("Affiliated Transaction"), other than Affiliated Transactions in an aggregate amount not in excess of $25,000 with respect to each officer, director, or 5% shareholder and their respective family members and affiliates, taken as a group.

     3.23. Assumptions, Guarantees, etc. of Indebtedness of Other Persons. The Company has not assumed, guaranteed, endorsed, or otherwise become directly or contingently liable on or for any Indebtedness of any other Person, except guarantees by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

     3.24. Disclosures. Neither this Agreement, any Schedule or Exhibit to this Agreement, the Shareholders' Agreement, the Financial Statements, nor any agreement, document, or written statement made by the Company and listed on Schedule 3.24 hereto, contains any untrue statement of material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading. There is no fact known to the Company that has not been disclosed herein or in any other agreement, document, or written statement furnished by the Company to the Purchaser in connection with the transactions contemplated hereby that materially adversely affects or could materially and adversely affect the business, properties, assets, prospects, or financial condition of the Company.

                                  ARTICLE IV

                      AFFIRMATIVE COVENANTS OF THE COMPANY

     Without limiting any other covenants and provisions hereof, the Company agrees that it will observe the following covenants on and after the date hereof and until the earlier to occur of (i) the consummation of the first Qualified Public Offering (as defined in Article I of this Agreement) or (ii) all outstanding shares of Series B Preferred Stock have been converted into Common Stock:

          4.1. Accounts and Reports. The Company will, and will cause each of its Subsidiaries to, maintain a standard system of accounts in accordance with generally accepted accounting principles consistently applied, and the Company will, and will cause each of its Subsidiaries to, keep full and complete financial records. The Company will furnish to the Purchaser the information set forth in this Section 4.1.

          (a) Within 90 days after the end of each fiscal year, including the fiscal year ending June 30, 1996, a copy of the consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of such year, together with consolidated and consolidating statements of income, shareholders' equity and cash flow of the Company and its Subsidiaries for such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all in reasonable detail and duly certified by an independent public accountant of national recognition selected by the Board of Directors of the Company.

          (b) Within 30 days after the end of each calendar month, a preliminary consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the end of such month and preliminary consolidated and consolidating statements of income and cash flow for such month and for the period commencing at the end of the previous fiscal year and the previous fiscal quarter, respectively, and ending with the end of such month, all in reasonable detail.

          (c) Prior to the end of each fiscal year, a copy of the operating plan and budget for the next fiscal year required under Section 4.8, in form reasonably consistent with good business practice.

          (d) Promptly upon receipt thereof, any written report, so called "management letter", and any other similar communication submitted to the Company or any Subsidiary by its independent public accountants relating to the business, prospects, accounting practices or systems, or financial condition of the Company and its Subsidiaries;

     (e) Promptly after obtaining Knowledge thereof, notice of (i) all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Company (or any Subsidiary) that, if successful, could have a material adverse effect on the Company and its Subsidiaries, taken as a whole; (ii) the loss of any material governmental permits, licenses, orders, qualifications, accreditations, franchises, or other similar rights or privileges; and (iii) all material defaults by the Company or any Subsidiary under any agreement for money borrowed (unless waived or cured within applicable grace periods):

     (f) To the extent applicable, promptly upon sending, making available, or filing the same, all reports and financial statements as the Company (or any Subsidiary) shall send or make available generally to the shareholders of the Company as such or to the Commission: and

     (g) Within a reasonable time, such other information with regard to the business, properties or the condition, prospects, or operations, financial or otherwise, of the Company or its Subsidiaries as the Purchaser may from time to time reasonably request.

     (h) Except as required by law, the Purchaser agrees to keep any proprietary information of the Company disclosed to it pursuant to this Section
4.1 confidential in a manner consistent with prudent business practices and treatment of such Purchaser's own confidential information

     4.2. Payment of Taxes. The Company will pay and discharge (and cause any Subsidiary to pay and discharge) all taxes, assessments, and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims that, if unpaid, might become a lien or charge upon any properties of the Company (or any Subsidiary), provided that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy, or claim that is being contested in good faith and by proper proceedings if the Company or such Subsidiary shall have set aside on its books adequate reserves with respect thereto.

     4.3. Maintenance of Key Man Insurance. Prior to Closing, the Company will, at its expense, use its best efforts to obtain a life insurance policy with a responsible and reputable insurance company payable to the Company on the life of the Principal Shareholder in the face amount of $1,000,000. The Company will maintain such policy and will not cause or permit any assignment of the proceeds of such policy and will not borrow against such policy. The Company will add one designee of the Purchaser as a notice party to such policy, and will request that the issuer of such policy provides such designee with 10 days notice before such policy is terminated (for failure to pay premium or otherwise) or assigned, or before any change is made in the designation of the beneficiary thereof.

     4.4. Compliance with Laws, etc. The Company will comply (and cause each of its Subsidiaries to comply) with all applicable laws, rules, regulations, and orders of any governmental authority, the noncompliance with which could materially adversely affect the business or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole.

     4.5. Inspection. At any reasonable time during normal business hours and from time to time, upon 5 days written notice, the Company (and each of its Subsidiaries) will permit the Purchaser (or any transferee of the Purchaser who owns, of record or beneficially, or has the right to acquire, at least 25% of the then outstanding Preferred Stock or 5% of the then outstanding Common
Stock) or any of the agents or representatives of the foregoing Persons, to examine and make copies of and extracts from the records and books of account of and visit the properties of the Company (and any of its Subsidiaries) and to discuss the Company's affairs, finances and accounts with any of its officers or directors; provided that the disclosure of such information to the Persons exercising these rights shall not be required to the extent that such information is subject to an attorney-client privilege between the Company and its counsel that, in the opinion of such counsel, would prohibit such disclosure; and provided further that any Person or Persons exercising rights under this Section 4.5 (i) uses all reasonable efforts to ensure that any such examination or visit results in a minimum of disruption to the operations of the Company and (ii) as a condition precedent to such disclosure, agrees in writing to keep any proprietary information of the Company disclosed in the course of such inspection confidential in a manner consistent with prudent business practices and treatment of such Person's or Persons' own confidential information and not use such proprietary information for any purpose in competition with the Company's business. The rights granted under this Section
4.5 shall be in addition to any rights that the Purchaser may have under applicable law in its capacity as a shareholder of the Company.

     4.6. Corporate Existence; Ownership of Subsidiaries. The Company will, and will cause its Subsidiaries to, at all times and in all material respects preserve and keep in full force and effect their corporate existence, and rights and franchises material to the business of the Company and its Subsidiaries, taken as a whole, and will qualify, and will cause each of its Subsidiaries to qualify, to do business as a foreign corporation in any jurisdiction where the failure to do so would have a material adverse effect on the business, condition (financial or other), assets, properties, or operations of the Company and its Subsidiaries, taken as a whole. The Company shall at all times own of record and beneficially, free and clear of all liens, charges, restrictions, claims and encumbrances of any nature, all of the issued and outstanding capital stock of each of its Subsidiaries.

     4.7. Compliance with ERISA. The Company will comply, (and cause each of its Subsidiaries to comply) in all material respects with all minimum funding requirements applicable to any pension or other employee benefit plans that are subject to ERISA or to the Code, and comply in all other material respects with the provisions of ERISA and the Code, and the rules and regulations thereunder, that are applicable to any such plan. Neither the Company nor any of its Subsidiaries will permit any event or condition to exist that could permit any such plan to be terminated under circumstances that cause the lien provided for in Section 3068 of ERISA to attach to the assets of the Company or any of its Subsidiaries.

     4.8. Board Approval. Prior to the end of each fiscal year, the Company will prepare and submit to its Board of Directors for its approval prior to such year end an operating plan and budget, cash flow projections and profit and loss projections, all itemized in reasonable detail, for the immediately following year.

     4.9. Financings. In accordance with good business practice, the Company will promptly provide to the Board of Directors the details and terms of, and any brochures or investment memoranda prepared by the Company related to, any material probable financing of any nature for the Company (or any of its Subsidiaries), whether initiated by the Company or any other Person.

     4.10. Meetings of the Board of Directors. The Directors shall hold regular meetings not less frequently than once every fiscal quarter. The Company shall reimburse the Purchaser for all reasonable direct travel expenses incurred by any director designee of the Purchaser in attending such meetings. The Company will have the option of making such travel arrangements for the director designee.

     4.11. Rule 144 Information. After an initial public offering of the Company's Common Stock, the Company shall, upon the written request of the Purchaser, provide to the Purchaser and to any prospective institutional transferee of the Purchased Shares or Conversion Shares designated by the Purchaser, such financial and other information as is available to the Company or can be obtained by the Company without material expense and as the Purchaser may reasonably determine is required to permit such transfer to comply with the requirements of Rule 144 promulgated under the Act.

     4.12. State Taxes and Foreign Qualifications. Within 60 days following the Closing Date, the Company will have (i) filed all state sales, use, and income tax returns it is required to file, or to have filed, (ii) paid all state sales, use, and income taxes due and payable at such date other than amounts disputed in good faith by the Company and (iii) obtained all licenses, qualifications, and authorizations to do business as a foreign corporation in each of the jurisdictions set forth in Schedule 3.1, except in each case where the failure to file, pay, or obtain in accordance with the preceding clauses would not have a material adverse effect on the business, assets, or financial condition of the Company.

                                  ARTICLE V

                      NEGATIVE COVENANTS OF THE COMPANY

     Without limiting any other covenants and provisions hereof, the Company agrees that it will comply (and will cause each Subsidiary to comply) with each of the provisions of this Article V on and after the date hereof and until the earlier to occur of (i) consummation of the first Qualified Public Offering or (ii) all outstanding shares of Series B Preferred Stock have been converted into Common Stock.

     5.1. Investments in Other Persons. The Company will not make or permit any Subsidiary to make any loan or advance to any Person, or purchase, otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, the capital stock, assets comprising the business of, obligations of, or any interest in, any Person, except:

     (i) investments by the Company or a Subsidiary in evidences of indebtedness issued or fully guaranteed by the United States of America and having a maturity of not more than one year from the date of acquisition;

     (ii) investments by the Company or a Subsidiary in certificates of deposit, notes, acceptances, and repurchase agreements fully insured by the Federal Deposit Insurance Corporation and having a maturity of not more than one year from the date of acquisition issued by a bank organized in the United States having capital, surplus and undivided profits of at least $50,000,000.

     (iii) loans or advances from a Subsidiary to the Company or from a Subsidiary to another Subsidiary;

     (iv) investments by the Company or a Subsidiary in A-rated or better commercial paper having a maturity of not more than one year from the date of acquisition:

     (v) investments by the Company or a Subsidiary in "money market" fund shares, or in "money market" accounts fully insured by the Federal Deposit Insurance Corporation and sponsored by banks and other financial institutions, provided that such "money market" fund or "money market" accounts invest principally in investments of the types described in clauses (i), (ii) or (iv) of this subsection 5.1;

     (vi) investments by the Company or a Subsidiary in the ordinary course of business that are less than $200,000 or of a type and amount that shall be approved by a majority of the members of the Board of Directors of the Company.

     5.2. Distributions. Without the prior written consent of the Purchaser, the Company will not declare or pay any dividends, except dividends payable in accordance with Exhibit A, purchase, redeem, retire, or otherwise acquire for value any of its capital stock (or rights, options, or warrants to purchase such stock) now or hereafter outstanding, return any capital to its shareholders as such, or make any distribution of assets to its shareholders as such, or permit any Subsidiary to do any of the foregoing, except that the Subsidiaries may declare and make payment of cash and stock dividends, return capital and make distributions of assets to the Company and except that nothing herein contained shall prevent the Company from:

     (i) effecting a stock split or declaring or paying any dividend consisting of shares of any class of capital stock to the holders of shares of such class of capital stock;

     (ii) complying with any specific provision of the terms of the Series B Preferred Stock as contained in Exhibit A, including, without limitation, the payment of dividends, liquidation preferences, and redemption payments on or with respect to the Series B Preferred Stock;

     (iii) repurchasing Common Stock from employees, consultants, former employees, and former consultants of the Company other than the Principal Shareholder; or

     (iv) repurchasing any shares of the Company's Common Stock or preferred stock owned by the Principal Shareholder, if such repurchase is in settlement of the Principal Shareholder's personal estate.

     5.3. Dealings with Affiliates. Without the approval of the Disinterested Directors, the Company will not enter into any transaction including, without limitation, any loans or extensions of credit with any officer or director of the Company, or any Subsidiary, or holder of any class of capital stock of the Company, or any member of their respective immediate families, or any corporation or other entity directly or indirectly controlled by one or more of such officers, directors, or shareholders, or members of their immediate families.

     5.4. Merger; Sale of Assets. Unless done in accordance with the laws of the applicable jurisdiction, the Company shall not, and shall not permit any Subsidiary to, merge or consolidate with any other corporation, or acquire the stock or assets of any other corporation, partnership or business, or sell, assign, lease, or otherwise dispose of or voluntarily part with the control of (whether in one transaction or in a series of transactions) all, or substantially all, of its assets (whether now owned or hereinafter acquired) or consent to any liquidation, dissolution or winding up of the Company, or permit any Subsidiary to do any of the foregoing, (i) except for sales or other dispositions of assets in the ordinary course of business and (ii) except that
(a) any wholly owned Subsidiary may merge into or consolidate with or transfer assets to any other wholly owned Subsidiary, and (b) any wholly owned Subsidiary may merge into or transfer assets to the Company.

     5.5. Limitation on Restrictions on Subsidiary Dividends and Other Distributions. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or cause to exist or become effective any encumbrances or restrictions on the ability of any of its Subsidiaries to (i) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profit owned by any of the Company or any of its Subsidiaries, or pay any indebtedness owed by any of the Subsidiaries, (ii) make loans or advances to the Company, or (iii) transfer any of its properties or assets to the Company.

     5.6. No Conflicting Agreements. The Company agrees that neither it nor any Subsidiary will, without the consent of the Purchaser, enter into or amend any agreement, contract, commitment, or understanding that would restrict or prohibit the exercise by the Purchaser of any of its rights under this Agreement or the Shareholders' Agreement.

     5.7. Fiduciary Obligations. The Company agrees that neither it nor any Subsidiary will, in any manner, whether by amendment of the Certificate of Incorporation, including any certificate of designation, merger, reorganization, recapitalization, consolidation, sale of assets, sale of stock, tender offer, dissolution, or otherwise, take any action, or permit any action to be taken, solely or primarily for the purpose of increasing the value of any class of stock of the Company, if the effect of such action is to reduce the value or security of the Preferred Stock.

                                  ARTICLE VI

                                PREEMPTIVE RIGHT

     6.1. Right of Purchase. The Company hereby grants to the Purchaser, so long as it shall own, of record or beneficially, or have the right to acquire from the Company, any Purchased Shares, Conversion Shares, or Common Stock, the right to purchase all or part of its or his pro rata share of New Securities (as defined in Section 6.2) that the Company, from time to time, proposes to sell and issue. The Purchaser's pro rata share, for purposes of this preemptive right, is the ratio of the number of shares of Preferred Stock, Conversion Shares, and shares of Common Stock that the Purchaser owns to the total number of shares of Preferred Stock, Conversion Shares, and shares of Common Stock then outstanding.

     6.2. Definition of New Securities. "New Securities" means any capital stock of the Company whether now authorized or not, and rights, options, or warrants to purchase capital stock, and securities of any type whatsoever that are, or may become convertible into or exchangeable for capital stock, issued on or after the date hereof; provided that the term "New Securities" does not include (i) securities purchased under this Agreement or Conversion Shares issuable upon conversion of the Purchased Shares, (ii) Common Stock issued as a stock dividend to holders of Common Stock or upon any stock split, subdivision or combination of shares of Common Stock, (iii) Preferred Stock issued as a dividend to holders of Preferred Stock or upon any stock split, subdivision, or combination of Preferred Stock, (iv) the issuance of options to purchase shares of Common Stock to employees or consultants in connection with their employment under a statutory or nonstatutory stock option plan, as are reasonable in number for an entity of the Company's size in the software industry based on the total number of shares authorized and outstanding and subject to the approval of the Company's Board of Directors, and (v) the issuance of securities in connection with a bona fide business acquisition by the Company.

     6.3. Notice from the Company; Purchase of New Securities. If the Company proposes to undertake an issuance of New Securities, it shall give the Purchaser written notice of its intention (the "New Securities Notice"), describing the type of New Securities and the price and the terms upon which the Company proposes to issue the same. The Purchaser shall have 20 business days from the date of receipt of any such notice to agree to purchase up to the Purchaser's pro rata share of such New Securities for the price and upon the terms set forth in the New Securities Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased, which written notice shall be given not later than the end of such 20-day period. Sales of such New Securities to be sold to the Purchaser under this Section 6 shall be made at the offices of the Company within 60 days following the date the Purchaser receives the New Securities Notice.

     6.4. Sale by the Company. If the Purchaser fails to exercise in full its preemptive right, the Company shall have 90 days thereafter to sell the New Securities with respect to which the Purchaser's option was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the New Securities Notice. To the extent the Company does not sell all the New Securities offered within said 90-day period, the Company shall not thereafter issue or sell such New Securities without first again offering such securities to the Purchaser in the manner provided above.

     6.5. Termination of Rights.  The rights granted to the Purchaser under this
Article VI shall expire upon the earlier of (i) consummation of the first Qualified Public Offering or (ii) all outstanding shares of Series B Preferred Stock have been converted into Common Stock. The rights granted to the Purchaser under this Article VI shall not apply (i) in connection with a Qualified Public Offering and (ii) to holders of the Purchased Shares who, together with their affiliates, own less than 5% of the then outstanding Purchased Shares.

                                 ARTICLE VII

                          PURCHASER'S REPRESENTATIONS

     7.1. Representations and Warranties. The Purchaser hereby represents and warrants to the Company as follows:

     (a) This Agreement and the Shareholders' Agreement to which such Purchaser is a party constitute legal, valid, and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms;

     (b) The Purchaser has been advised and understands that the Purchased Shares have not been registered under the Act;

     (c) The Purchaser has been further advised and understands that no public market now exists for any of the securities issued by the Company and that a public market may never exist for the Purchased Shares or Conversion Shares;

     (d) The Purchaser is purchasing the Purchased Shares for investment purposes, for its own account and not with a view to, or for sale in connection with, any distribution thereof in violation of federal or state securities laws;

     (e) By reason of its business or financial experience, the Purchaser has the capacity to protect its own interest in connection with the transactions contemplated hereunder;

     (f) No Person has or will have, as a result of any agreement or understanding with the Purchaser, any right, interest, or claim against or upon the Company or any of its Subsidiaries for any commission, fee, or other compensation as a finder or broker arising from the purchase of the Purchased Shares; and

     (g) Each Person signing this Agreement and the Shareholders' Agreement on behalf of the Purchaser has been duly authorized to execute, deliver, and perform this Agreement and the Shareholders' Agreement and to bind the Purchaser by such actions, and no further consent, approval, or authorization of, or designation or declaration, or filing with any court of governmental authority, is or will be required on the part of the Purchaser to make this Agreement, the Shareholders' Agreement and the other agreements and instruments executed by the Purchaser in connection herewith or therewith valid and binding obligations of the Purchaser enforceable in accordance with their respective terms.

     (h) The Purchaser believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Series B Preferred Stock. Such Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series B Preferred Stock and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Article III of this Agreement or the right of the Purchaser to rely thereon.

     (i) The Purchaser is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act.


     7.2. Permitted Sales; Legends. Notwithstanding the foregoing representations, the Company agrees that it will permit, subject to a right to participate granted to the Principal Shareholder in the Shareholders' Agreement and subject to the Company's rights as set forth in the Bylaws, a sale or other transfer of any of the Purchased Shares or Conversion Shares upon obtaining assurance satisfactory to the Company that such transaction is exempt from the registration requirements of, or is covered by an effective registration statement under, the Act and applicable state securities laws, including, without limitation, receipt of an unqualified opinion of counsel to such effect, which opinion is reasonably satisfactory to the Company. The certificates representing the Purchased Shares and any Conversion Shares issuable upon conversion thereof shall bear a legend evidencing such restriction on transfer substantially in the following form:

      "The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933 (the "Act") or the securities laws of any state. The shares may not be transferred by sale, assignment, pledge, or otherwise unless

      (i) a registration statement for the shares under the Act is in effect or
      (ii) the corporation has received an opinion of counsel, which opinion is reasonably satisfactory to the corporation, to the effect that such registration is not required under the Act. Any sale, assignment transfer, or other disposition of the shares represented by this certificate is restricted by, and subject to, the terms and provisions of a certain Shareholders' Agreement dated as of December 6, 1996. A copy of this Agreement is on file with the Secretary of the Corporation."


                                 ARTICLE VIII

                              REGISTRATION RIGHTS

      8.1. Certain Definitions. As used in this Article VIII, the following terms have the following respective meanings:

     "Holder" means the person who, together with such person's affiliates, is the record owner of at least 10% of the Registrable Securities that have not been sold to the public.

     "Initiating Holders" means the Purchaser or its assignees who in the aggregate are holders of at least twenty-five percent (25%) of the sum of (i) the Conversion Shares now owned or hereafter acquired by the Purchaser, (ii) all other shares of Common Stock owned by the Purchaser, and (iii) all shares of common stock issuable with respect to securities of the Company convertible into or exercisable for shares of Common Stock now or hereafter acquired by the Purchaser.

     "Registrable Securities" means (i) all the Conversion Shares owned by the Purchaser, (ii) all other shares of Common Stock now owned or hereafter acquired by the Purchaser; (iii) all shares of Common Stock issuable with respect to securities of the Company convertible into or exercisable for shares of Common Stock now owned or hereafter acquired by the Purchaser; and (iv) any Common Stock issued in respect of the shares described in clauses (i) through
(iii) upon any stock split, stock dividend, recapitalization, or other similar event; provided that in no event shall "Registrable Securities" be deemed to include shares of Common Stock acquired by the Purchaser in a public market purchase.

     The term "register" means to register under the Act and applicable state securities laws for the purpose of effecting a public sale of securities.

     "Registration Expenses" means all expenses incurred by the Company in compliance with Sections 8.2, 8.3, or 8.5 hereof, including, without limitation, all registration and filing fees, printing expenses, transfer taxes, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any audits incident to or required by any such registration.

     "Selling Expenses" means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and any fees paid to advisors, including legal counsel, that the Purchaser may hire independently.

     8.2. Requested Registrations.

     (a) If on any two occasions after the Company's initial public offering of its Common Stock, the Company shall receive from one or more Initiating Holders a written request that the Company effect the registration of Registrable Securities pursuant to a firm commitment underwriting managed by a nationally recognized underwriter, the Company will:

          (i) promptly give written notice of the proposed registration to all other Holders; and

          (ii) as soon as practicable, use all commercially reasonable efforts to effect such registration as may be so requested and as would permit or facilitate the sale and distribution of such number of Registrable Securities as are specified in such request, together with such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty days after the mailing of such written notice by the Company. If the underwriter managing the offering advises the Holders who have requested inclusion of their Registrable Securities in such registration that marketing considerations require a limitation on the number of shares offered, such limitation shall be imposed pro rata among such Holders who requested inclusion of Registrable Securities in such registration according to the number of Registrable Securities each such Holder requested to be included in such registration. Neither the Company nor any other shareholder may include shares in a registration effected under this
     Section 8.2 without the consent of the Holders holding a majority of the Registrable Securities sought to be included in such registration. The Principal Shareholder, however, may include shares in a registration effected under this Section 8.2. If the underwriters managing the offering advise the Holders and the Principal Shareholder that marketing considerations require a limitation on the number of shares offered or a reduction in the offering price thereof, such limitation first shall cause a reduction of the number of shares the Principal Shareholder may include in such registration, and then, to the extent required by the managing underwriter(s), such limitation shall cause a reduction of the number of shares the Holders may include in such registration, which number shall be reduced on a pro rata basis solely among the Holders. No registration initiated by Initiating Holders hereunder shall count as a registration under this Section 8.2 unless and until it shall have been declared effective and the sale of the securities registered shall have been consummated. If, however, the Holders withdraw a registration after the same has been filed with the Commission, and such withdrawal is not caused by a material adverse development with respect to the Company, its business, condition, or prospects, then such proposed registration shall count as one of the registrations requested hereunder unless the Holders who requested inclusion of Registrable Securities therein elect to pay the expenses incurred by the Company in connection with such withdrawn registration.

     (b) Notwithstanding the provisions of Section 8.2(a), if at the time of receipt of a request to register securities under such section the Board of Directors of the Company believes it would be seriously detrimental to the Company because the Company is actively considering an acquisition, merger, or other transaction that the Company would be unable to pursue or would be required to disclose prematurely, if it proceeded to effect such registration, or such other event that the parties may agree upon, the Company may delay such registration for a period of up to 180 days. The Company may not exercise its right to delay a requested registration under this Section 8.2(b) more than twice in total or more than once during any 180-day period.

     (c) Selection of Underwriter. The underwriter of any underwriting requested under this Section 8.2 shall be a nationally-recognized underwriter selected by the Holders holding a majority of the Registrable Securities included therein. Such underwriter, however, must be reasonably acceptable to the Company.

     8.3. "Piggy Back" Registrations.

     (a) If the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders exercising their registration rights, other than a registration relating solely to employee benefit plans, or a registration on any registration form that does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

     (i) Promptly give to each Holder of Registrable Securities written notice thereof (that shall include the number of shares the Company or other security holder proposes to register and, if known, the name of the proposed underwriter); and

     (ii) Use all commercially reasonable efforts to include in such registration all the Registrable Securities specified in a written request or requests, made by any Holder within 20 days after the date of mailing of the written notice by the Company described in clause (i) above. If the underwriter advises the Company that marketing considerations require a limitation on the number of shares offered pursuant to any registration statement, then the Company may offer all of the securities it proposes to register for its own account or the maximum amount that the underwriter considers saleable and such limitation on any remaining securities that may, in the opinion of the underwriter, be sold will be imposed pro rata among all Holders who are entitled to include shares in such registration statement according to the number of Registrable Securities each such Holder requested to be included in such registration statement.

     (b) The Company shall select the underwriter, if any, for an offering made pursuant to this Section 8.3; provided that such underwriter must be reasonably acceptable to the Holders of a majority of the Registrable Securities being registered in such offering.

     8.4. Registration on Form S-3. The Company shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form; and to that end the Company shall register (whether or not required by law to do so) the Common Stock under the Securities Exchange Act of 1934 (the "Exchange Act") in accordance with the provisions of the Exchange Act following the effective date of the first registration of any securities of the Company on Form S-1 or any comparable or successor form. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Article VIII, the Holders of Registrable Securities affiliated with the Purchaser shall have the right to request, on one occasion, registration on Form S-3 of all or any portion of such Holders' Registrable Securities, at such Holders' election (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders). The right to register securities on a Form S-3 under this Section
8.5 must be exercised with respect to the registration of at least $2,500,000 in expected value of Registrable Securities, or such lesser total number of Registrable Securities as are then owned by the party requesting the same.

     8.5. Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to
Section 8.3 shall be paid by the Company. All Registration Expenses pertaining to the sale of Registrable Securities incurred in connection with any registration, qualification, or compliance pursuant to Section 8.2 or 8.4 and all Selling Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 8.2, 8.3, or 8.4 shall be borne by the Holders of the securities registered, pro rata on the basis of the number of their shares sold in such registration.

     8.6. Registration Procedures. In the case of each registration effected by the Company pursuant to this Article VIII, the Company will keep each Holder of Registrable Securities included in such registration advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will do the following for the benefit of such Holders:

     (a) Keep such registration effective for a period of 60 days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs, and amend or supplement such registration statement and the prospectus contained therein from time to time to the extent necessary to comply with the Act and applicable state securities laws;

     (b) Use all commercially reasonable efforts to register or qualify the Registrable Securities covered by such registration under the applicable securities laws of such jurisdictions as the selling shareholders may reasonably request; provided, that the Company shall not be obligated to qualify to do business in any jurisdiction where it is not then so qualified or otherwise required to be so qualified or to take any action that would subject it to the service of process in suits other than those arising out of such registration;

     (c) Furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request;

     (d) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 8.2 hereof, the Company will enter into any underwriting agreement reasonably necessary to effect the offer and sale of Registrable Securities, if such underwriting agreement contains customary underwriting provisions and is entered into by the Holder. If the underwriter so requests, the underwriting agreement will contain customary indemnification and contribution provisions on the part of the Company;

     (e) To the extent then permitted under applicable professional guidelines and standards, obtain a comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters and an opinion from the Company's counsel in customary form and covering such matters of the type customarily covered in a public issuance of securities, in each case addressed to the underwriters, and provide copies thereof to the Holders; and

     (f) Permit counsel to the Holder to inspect and copy such corporate documents as such counsel may reasonably request.

     8.7. Indemnification.

     (a) The Company will, and hereby does, indemnify each Holder, each of its officers, directors, and partners, and each person controlling such Holder within the meaning of the Act, with respect to which registration, qualification or compliance has been effected pursuant to this Article VIII, and each underwriter, if any, and each person who controls such underwriter within the meaning of the Act, against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Act or the Exchange Act or securities act of any state or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse each such Holder, each of its officers, directors, and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability, or action, whether or not resulting in any liability, provided that the Company will not be liable in any such case (i) with respect to any Holder, to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) based upon written information furnished to the Company by such Holder and stated to be specifically for use therein and (ii) with respect to any underwriter, to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) based upon written information furnished to the Company by such underwriter and stated to be specifically for use therein. The Company will not be required to fund any settlement entered into by a party otherwise entitled to indemnity hereunder unless such settlement has been consented to by the Company, which consent shall not be unreasonably withheld.

     (b) Each Holder will, if Registrable Securities held by him are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Act and the rules and regulations thereunder, each other such Holder and each of their officers, directors, and partners, and each person controlling such Holder, against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holder's directors, officers, partners, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, whether or not resulting in liability, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of each Holder hereunder shall be limited to an amount equal to the net proceeds received by such Holder upon the sale of his securities.

     (c) Each party entitled to indemnification under this Section 8.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual Knowledge of any claim as to which indemnity may be sought, but the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations under this Section 8.7 (except and to the extent the Indemnifying Party has been prejudiced as a consequence thereof).
The Indemnifying Party will be entitled to participate in, and to the extent that it may elect by written notice delivered to the Indemnified Party promptly after receiving the aforesaid notice from such Indemnified Party, at its expense to assume, the defense of any such claim or any litigation resulting therefrom, with counsel reasonably satisfactory to such Indemnified Party, provided that the Indemnified Party may participate in such defense at its expense, notwithstanding the assumption of such defense by the Indemnifying Party, and provided, further, that if the defendants in any such action shall include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it or other Indemnified Parties that conflict with or are in addition to those available to the Indemnifying Party, the Indemnified Party or Parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party or Parties and the fees and expenses of such counsel shall be paid by the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall (i) furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom and (ii) shall reasonably assist the Indemnifying Party in any such defense, provided that the Indemnified Party shall not be required to expend its funds in payment of costs, fees, or expenses of third parties in connection with such assistance.

     (d) No Holder shall be required to participate in a registration pursuant to which it would be required to execute an underwriting agreement in connection with a registration effected under Section 8.2 or 8.3 that imposes indemnification or contribution obligations on such Holder materially more onerous than those imposed hereunder, however, the Company shall not be deemed to breach the provisions of Section 8.2 or 8.3 if a Holder is not permitted to participate in a registration because of his refusal to execute an underwriting agreement on the basis of this subsection (d).

     (e) In order to provide for just and equitable contribution to joint liability under the Act in any case in which any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Article VIII but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Article VIII provides for indemnification in such case, then, the Company and such Holder will contribute to the aggregate losses, claims, damages, or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Holder on the other in connection with the statements or omissions that resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Holder on the other, and each party's relative intent, Knowledge, access to information, and opportunity to correct or prevent such statement or omission, however, in any such case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Shares offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

     (f) In order to provide for just and equitable contribution to joint liability under the Act in any case in which the Company exercising its rights under this Agreement, makes a claim for indemnification pursuant to this
Article VIII, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding that this Article VIII provides for indemnification, in such case, then, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Holder on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Holder on the other, and each party's relative intent, Knowledge, access to information and opportunity to correct or present such statement or omission; provided, however, that, in any such case, (a) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Shares offered by it pursuant to such registration statement; and
(b) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

     8.8. Information by Holder. Each Holder of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Article VIII or otherwise required by applicable state or federal securities laws.

     8.9. Limitations on Registration Rights. Except as otherwise set forth in the penultimate sentence of this Section 8.9, from and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder (a) the right to require the Company, upon any registration of any of its securities, to include, among the securities that the Company is then registering, securities owned by such holder, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not limit the number of Registrable Securities sought to be included by the Holders of Registrable Securities or, in the judgement of the underwriters, adversely affect the proposed offering; or (b) the right to require the Company to initiate any registration of any securities of the Company. The Company may grant to any holder or prospective holder of securities of the Company the right to request registration of such securities provided that: (i) such request may not be made prior to the first anniversary of the date of the Agreement, (ii) the Purchaser may include its Registrable Securities in a registration requested by such person, and (iii) in the event that fewer than all securities requested for inclusion in such registration can be sold, no securities requested to be included therein by such person shall be included unless all Registrable

Securities requested to be included therein by the Purchaser are so included. Subject to the immediately preceding sentence, the Company may grant to the Principal Shareholder the right to request the Company to register his shares.

     8.10. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of restricted securities (as that term is used in Rule 144 under the Act) to the public without registration, the Company agrees to:

     (a) make and keep public information available as those terms are understood and defined in Rule 144 under the Act, at all times from and after 90 days following the effective date of the first registration under the Act filed by the Company for an offering of its securities to the general public;

     (b) use it best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

     (c) so long as the Purchaser owns any restricted securities, furnish to the Purchaser forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after 90 days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Act and Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Purchaser may reasonably request in availing itself of any rule or regulation of the Commission allowing a Purchaser to sell any such securities without registration.

     8.11. Listing Application. If shares of any class of stock of the Company shall be listed on a national securities exchange or The Nasdaq Stock Market, the Company shall, at its expense, include in its listing application all of the shares of the listed class then owned by the Purchaser.

     8.12. Damages. The Company recognizes and agrees that the holder of Registrable Shares shall not have an adequate remedy if the Company fails to comply with the provisions of this Article VIII, and that damages will not be readily ascertainable, and the Company expressly agrees that in the event of such failure any Holder of Registrable Shares shall be entitled to seek specific performance of the Company's obligations hereunder and that the Company will not oppose an application seeking such specific performance.

                                  ARTICLE IX

                    REPURCHASE OF SERIES B PREFERRED STOCK

     9.1. Repurchase of Series B Preferred Stock.

     (a) General. Each Holder shall have the right (the "Preferred Stock Put") to require the Company to purchase shares of Series B Preferred Stock held by such Holder, not to exceed 50% in the aggregate of the then outstanding shares of Series B Preferred Stock, on the terms and subject to the conditions as set forth herein.

     (b) Preferred Stock Put Notice. A Holder shall exercise the Preferred Stock Put by delivering written notice of such intention to effect the Preferred Stock Put (the "Preferred Stock Put Notice") to the Company within 60 days after four years from the date of issuance of the Purchased Shares. Such Preferred Stock Put Notice shall set forth the Holder's name and the number of shares of Series B Preferred Stock for which such Holder is exercising the Preferred Stock Put.

     (c) Preferred Stock Put Price. The price per share payable pursuant to the exercise of the Preferred Stock Put shall equal $5.09 per share, payable in three equal annual installments with the first payment being due on the last business day of the calendar month immediately following the date of the Preferred Stock Put Notice and, thereafter on the same date of the next two successive calendar years.

     (d) Preferred Stock Put Closing. Payment of the Preferred Stock Put Price shall be made against delivery of certificates (or an affidavit in lieu of a lost certificate) representing the number of shares of Series B Preferred Stock to be repurchased (the "Preferred Stock Put Closing Date").

     (e) Rescission. Any exercise of a Preferred Stock Put may be rescinded at any time by a Holder prior to the Preferred Stock Put Closing Date relating to such Preferred Stock Put by written notice delivered by such Holder to the Company; provided, however, that such notice must be delivered at least five days prior to the Preferred Stock Put Closing Date.

                                  ARTICLE X

                      CONDITIONS OF PURCHASER'S OBLIGATION

     10.1. Effect of Conditions. The obligation of the Purchaser to purchase and pay for the Purchased Shares at the Closing shall be subject to the satisfaction of each of the conditions stated in the following Sections of this Article, unless waived by the Purchaser in writing.

     10.2 Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the date of such Closing with the same effect as though made on and as of that date, and the Purchaser shall have received a certificate dated as of such Closing and signed on behalf of the Company to that effect.

     10.3. Performance. The Company shall have performed and complied with all of the material agreements, covenants and conditions contained in this Agreement required to be performed or complied with by it and him at or prior to such Closing, and the Purchaser shall have received a certificate dated as of such Closing and signed on behalf of the Company to that effect.

     10.4. Opinion of Counsel. The Purchaser shall have received an opinion, dated the date of such Closing, from Brobeck, Phleger & Harrison LLP, counsel to the Company, in form and substance acceptable to the Purchaser.

     10.5. Certified Documents, etc. Counsel for the Purchaser shall have received a copy of the Company's Certificate of Incorporation, as amended, certified by the Secretary of State of the State of Delaware and copies of the Company's By-Laws certified by its Secretary, as well as any and all other documents, including certificates as to votes adopted and incumbency of officers and certificates from appropriate authorities as to the legal existence and good standing of the Company and its Subsidiaries, that the Purchaser or their counsel may reasonably request.

     10.6. No Material Adverse Change. The business, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries shall not have been materially adversely affected since the date of this Agreement, whether by fire, casualty, act of God or otherwise, and there shall have been no other changes in the business, properties, assets, condition (financial or otherwise), management or prospects of the Company or any of its Subsidiaries that would have a material adverse effect on their respective businesses or assets.

    10.7. Shareholders' Agreement. A Shareholders' Agreement in the form of Exhibit B attached hereto shall have been executed by the Purchaser, the Company and the Principal Shareholder.

    10.8. Amendment to Certificate of Incorporation. The Certificate of Incorporation of the Company shall have been amended to provide for the authorization of the Preferred Stock with the terms set forth in Exhibit A.

    10.9 Consents and Waivers. The Company shall have obtained all consents or waivers necessary to execute this Agreement and the other agreements and documents contemplated herein, to issue the Purchased Shares and the Conversion Shares, and to carry out the transactions contemplated hereby and thereby. All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement, the Shareholders' Agreement, the Purchased Shares, the Conversion Shares and other agreements and instruments executed and delivered by the Company in connection herewith shall have been made or taken.

                                  ARTICLE XI

                     CONDITIONS OF THE COMPANY'S OBLIGATION

     The Company's obligation to sell the Purchased Shares shall be subject to the accuracy on the date of the Closing of the representations and warranties of the Purchaser contained in this Agreement and payment of the purchase price for the Purchased Shares as provided in Section 2.3 hereof.

                                 ARTICLE XII

                                 TERMINATION

     12.1. Termination by Mutual Written Consent. This Agreement may be terminated, and the transactions contemplated hereby abandoned, at any time prior to the Closing by the written agreement of the Company and the Purchaser.

     12.2. Termination for Breach. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time before the Closing (or any date to which the Closing may have been extended by the written agreement of the parties obligated to perform on such Closing) by any party obligated to perform on the Closing if the conditions for its benefit set forth in Article X or XI, as the case may be, have not been satisfied on or prior to the Closing and if the conditions for the benefit of the other parties have been satisfied or waived, and if such performing party shall have given written notice of termination to the non-performing party.

     12.3. Termination for Delay.  Unless earlier terminated in accordance with
Section 12.1 or 12.2, this Agreement may be terminated and the transactions contemplated hereby may be abandoned by the Company or the Purchaser if the Closing does not occur by December 6, 1996, however, the right to terminate this Agreement under this Section 12.3 shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

     12.4. Rights After Termination. Upon termination of this Agreement under this Article XII, the parties shall be released from all obligations arising hereunder, except as to any liability for misrepresentations, breach or default in connection with any warranty, representation, covenant, duty or obligation given, occurring or arising prior to the date of termination.

                                 ARTICLE XIII

                                 MISCELLANEOUS

     13.1. Survival of Representations. The representations, warranties, covenants, and agreements made herein or in any certificates or documents executed in connection herewith shall survive the execution and delivery hereof and the closing of the transaction contemplated hereby.

     13.2. Parties in Interest. Except as otherwise set forth herein, all covenants, agreements, representations, warranties, and undertakings contained in this Agreement shall be binding on and shall inure to the benefit of the respective successors and assigns of the parties hereto (including transferees of any of the Purchased Shares or Conversion Shares but excluding purchasers of Common Stock issued in a public offering). The parties agree to maintain in confidence the terms of the purchase of the Purchased Shares hereunder, except that (i) the Purchaser may disclose such terms to its investors in the ordinary course and in any required reports filed with the Commission, (ii) the Company may disclose such terms to its shareholders and (iii) both the Purchaser and the Company may disclose such terms to their respective attorneys and accountants in the ordinary course or if required to do so pursuant to a court order.

     13.3. Shares Owned by Affiliates. For the purposes of applying all provisions of this Agreement that condition the receipt of information or access to information or exercise of any rights upon ownership of a specified number or percentage of shares, the shares owned of record by any affiliate of a Purchaser shall be deemed to be owned by such Purchaser. For the purpose of this Agreement, the term "affiliate" shall mean any Person controlling, controlled by or under common control with, the Purchaser and any general or limited partner of the Purchaser.

     13.4. Amendments and Waivers. Amendments or additions to this Agreement may be made, agreements with any decision of the Company may be made, and compliance with any term, covenant, agreement, condition, or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) upon the written consent of the Company and the holders of a majority of the issued and issuable Conversion Shares (without inclusion of any Conversion Shares sold in a public offering). Prompt notice of any such amendment or waiver shall be given to any Person who did not consent thereto. This Agreement (including the Schedules and Exhibits annexed hereto, that are an integral part of this Agreement) constitutes the full and complete agreement of the parties with respect to the subject matter hereof.

     13.5. Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

     13.6. Notices. All notices, requests, consents, reports and demands shall be in writing and shall be deemed given upon receipt if hand delivered or sent by facsimile or other traceable electronic medium, or deemed given upon deposit to the United States Postal Service if mailed, postage prepaid, return receipt requested, to the Company, or to the Purchaser at the address set forth below or to such other address as may be furnished in writing to the other parties hereto:

             The Company:                Software Business Technologies, Inc.
                                         1401 Los Gamos
                                         San Rafael, California 94903



                                         Attn: President
                                         FAX:  (415) 444-9910

            with copy to:
            Brobeck, Phleger & Harrison LLP

                                         Two Embarcadero Place
                                         2200 Geng Road
                                         Palo Alto, California 94303

                                         Attn:  Edward M. Leonard, Esq.
                                         FAX:  (415) 496-2885

            The Purchaser:               PowerCerv Corporation
                                         400 N. Ashley Drive, Suite 2700
                                         Tampa, Florida 33602
                                         Attn:  Mr. Stephen Wagman
                                         FAX:   (813) 222-0886

            with copy to:                Holland & Knight
                                         400 North Ashley Drive
                                         Suite 2300
                                         Tampa, Florida 33602
                                         Attn:  Mr. Michael L. Jamieson
                                         FAX: (813) 229-0134

     13.7. Expenses. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby.

     13.8. Counterparts. This Agreement and any exhibit hereto may be executed in multiple counterparts, each of which shall constitute an original but all of which shall constitute one and the same instrument. One or more counterparts of this Agreement or any exhibit hereto may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof.

     13.9. Effect of Headings. The article and section headings herein are for convenience only and shall not affect the construction hereof.

     13.10. Adjustments. All provisions of this Agreement shall be automatically adjusted to reflect any stock dividend, stock split, or other such form of recapitalization.

     13.11 Governing Law. The validity of this Agreement and the rights, obligations and relations of the parties hereunder shall be construed and determined under and in accordance with the laws of the State of Delaware therein as applied to contracts to be performed in Delaware between Delaware residents; provided, however, that if any provision of this Agreement is determined by a court of competent jurisdiction to be in violation of any applicable law or otherwise invalid or unenforceable, such provision shall to such extent as it shall be determined to be illegal, invalid or unenforceable under such law be deemed null and void, but this Agreement shall otherwise remain in full force.

     13.12. Venue. In the event any litigation should arise under this Agreement, then the parties agree to litigate said matter in a venue which in the case of the Purchaser initiating would be in the Federal Courts in Marin County, California and conversely in the case of the Company initiating would be in the Federal Courts of Hillsborough County, Florida. Prior to initiating said litigation, it is the parties intent to discuss and resolve any such matters at the appropriate corporate levels rising, if necessary, to senior management of the Company and the Purchaser.

     If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company, whereupon, this letter shall become a binding agreement among us.

                             Very truly yours,

                             SOFTWARE BUSINESS TECHNOLOGIES, INC.


                             By: /s/ Robert H. Davies
                                 ---------------------------------------
                                 Robert H. Davies, President

                             PURCHASER:


                             POWERCERV CORPORATION


                             By: /s/ Harold R. Ross
                                 ----------------------------------------
                             Name: Harold R. Ross
                                  --------------------------------------
                             Title: Chief Executive Officer
                                   --------------------------------------

                                                                  EXHIBIT A

                         DESCRIPTION OF PREFERRED STOCK



     1. Designation and Amount. The Company shall be authorized to issue an aggregate of 2,500,000 shares of preferred stock, of which 2,200,000 shares shall be designated Series A Convertible Preferred Stock, par value $.10 per share, and of which 300,000 shares shall be designated Series B Convertible Preferred Stock, par value $.10 per share (the "Series B Preferred Stock").
The Series B Preferred Stock shall have the preferences, limitations and rights set forth below.

     2. Certain Definitions.

     "Conversion Price" shall have the meaning set forth in Section 6.

     "Common Stock" means the common stock, par value $.01 per share, of the Company and all shares hereafter authorized of any other class of common stock of the Company, which term shall include, where appropriate, in the case of any reclassification, recapitalization or other change in such common stock, or in the case of a consolidation or merger of the Company with or into another corporation affecting such common stock, such capital stock to which a holder of common stock shall be entitled upon the occurrence of such event.

     "Common Stock Equivalents" shall have the meaning set forth in Section 6.

     "Junior Stock" means (i) the Common Stock, and (ii) any other class or series of capital stock, whether now existing or hereafter created, of the Company, other than the Series B Preferred Stock and the Parity Stock. A class or series of junior stock shall rank junior to the Series B Preferred Stock as to dividends, rights of redemption or rights on liquidation if the holders of shares of Series B Preferred Stock shall be entitled to receipt of dividends, amounts payable on redemption or amounts distributable on dissolution, liquidation or winding up, as the case may be, in preference or priority to the holders of such class or series.

     "Original Series B Issue Price" shall have the meaning set forth in
Section 6.

     "Parity Stock" means the Series A Convertible Stock, par value $.10, of the Company.

     "Purchase Date" means December 6, 1996.

     "Person" means an individual, corporation, partnership, joint venture, trust or unincorporated organization or a government or agency or political subdivision thereof.

     "Qualified Merger" shall have the meaning set forth in Section 4.

     "Qualified Public Offering" means the closing of a firmly underwritten public offering by the Company pursuant to a registration statement filed and declared effective under the Act covering the offer and sale of Common Stock for the account of the Company in which the gross proceeds to the Company before deducting underwriting commissions, discounts and offering expenses, equals or exceeds $20,000,000.

     "Reorganization" shall have the meaning set forth in Section 4.

     "Series B Preferred Stock" shall have the meaning set forth in Section 1.

     3. Dividends.

        a. General. The holders of the Series B Preferred Stock shall be entitled to receive participating, noncumulative dividends at the annual rate of $.25 per share, when and as declared by the Board of Directors of the Company, out of funds legally available therefor.

        b. Dividends on Capital Stock. Except as permitted hereunder, so long as any shares of Series B Preferred Stock remain outstanding, the Company shall not declare and pay or set aside funds for payment of any dividend with respect to any shares of any class of Common Stock, Junior Stock, or Parity Stock, unless dividends are also paid on the Series B Preferred Stock.

     4. Liquidation, Dissolution or Winding Up.

        a. Treatment at Liquidation, Dissolution and Winding Up. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series A and Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of Common Stock by reason of their ownership thereof, (A) in the case of the Series A Preferred Stock, an amount per share equal to the sum of (i) $1.00 for each outstanding share of Series A Preferred Stock and (ii) an amount equal to declared but unpaid dividends on such share and (B) in the case of the Series B Preferred Stock, an amount per share equal to the sum of (i) $2.55 for each outstanding share of Series B Preferred Stock and (ii) an amount equal to declared but unpaid dividends on such share. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the full aforesaid preferential amounts, then, the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series A and Series B Preferred Stock so that each holder receives the same percentage of the applicable preferential amount.

        Upon the completion of the distribution required by subparagraph (a) of this Section 4, the remaining assets of the Company available for distribution to shareholders shall be distributed ratably among the holders of the Series B Preferred Stock and the Common Stock until the holders of the Series B Preferred Stock shall have received an aggregate of $5.09 per share, including amounts paid pursuant to subsection (a) of this Section 4; thereafter, if assets remain in this Company, the holders of Common Stock shall receive all of the remaining assets of the Company pro rata based on their respective shares of Common Stock.

        b. Treatment of Reorganizations. To the extent permitted under applicable law, (i) any merger or consolidation of the Company with or into another corporation pursuant to which holders of one hundred percent (100%) of the Company's then outstanding voting securities (assuming conversion or exercise of all securities then convertible or exercisable into shares of voting securities and vested, if applicable) become holders of less than fifty percent (50%) of the Company's (or the surviving company's) outstanding voting securities (assuming conversion or exercise of all securities then convertible or exercisable into shares of voting securities and vested, if applicable) (a "Qualified Merger"), or (ii) the sale of all or substantially all of the Company's properties and assets to any Person or (iii) any transaction or series of related transactions in which more than fifty percent (50%) of the outstanding voting securities of the Company are sold or assigned (any of the events described in clauses (i), (ii) or (iii) is herein referred to as a "Reorganization"), shall be regarded as a liquidation, dissolution or winding up of the affairs of the Company within the meaning of this Section 4.

        c. Distributions in Cash.  Whenever a distribution provided for in this
Section 4 is payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Company's Board of Directors.

     5. Voting Power. Except as otherwise expressly provided in Section 7 hereof, or as required by law, each holder of Series B Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of common stock into which such holder's shares of Series B Preferred Stock could be converted, pursuant to the provisions of Section 6 hereof, at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise expressly provided herein or by law, the holders of shares of Series B Preferred Stock and Common Stock shall vote together as a single class on all matters.

     6. Conversion Rights. The holders of the Series B Preferred Stock shall have the following rights with respect to the conversion of the Series B Preferred Stock into shares of Common Stock:

        a. General.  Subject to and in compliance with the provisions of this
Section 6, any share of the Series B Preferred Stock may, at the option of the holder, be converted at any time into fully-paid and non-assessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series B Preferred Stock shall be entitled upon conversion shall be determined by dividing the Original Series B Issue Price by the Conversion Price. The Original Series B Issue Price is $5.09. The initial Conversion Price shall be the Original Series B Issue Price. The Conversion Price for the Series B Preferred Stock shall be subject to adjustment as set forth in Section 6(d).

        (b) Automatic Conversion. Each share of Series B Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such Series B Preferred Stock immediately upon the earlier of (i) except as provided below in subsection 6(c), the Company's sale of its Common Stock in a Qualified Public Offering or (ii) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series B Preferred Stock.

        (c) Mechanics of Conversion. Before any holder of Series B Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Series B Preferred Stock, and shall give written notice to the Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with a Qualified Public Offering, the conversion may, at the option of any holder tendering Series B Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series B Preferred stock shall not be deemed to have converted such Series B Preferred Stock until immediately prior to the closing of such sale of securities.

        (d) Conversion Price Adjustments of Preferred Stock for Splits and Combinations. The conversion price of the Series B Preferred Stock shall be subject to adjustment from time to time as follows:

                (i) In the event the Company should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series B Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

                (ii) If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series B Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

     (e) Other Distributions. In the event the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 6(d)(i), then, in each such case for the purpose of this subsection 6(e), the holders of the Series B Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Company into which their shares of Series B Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution.

     (f) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 6 or Section 4) provision shall be made so that the holders of the Series B Preferred Stock shall thereafter be entitled to receive upon conversion of the Series B Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization, plus an amount equal to declared but unpaid dividends on the shares of Series B Preferred Stock being converted. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to rights of the holders of the Series B Preferred Stock after the recapitalization to the end that the provisions of this Section 6 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series B Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

     (g) No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out of all the provisions of this
Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series B Preferred Stock against impairment.

     (h) No Fractional Shares and Certificate as to Adjustments.

                (i) No fractional shares shall be issued upon the conversion of any share or shares of the Series B Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series B Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series B Preferred Stock pursuant to this Section 6, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series B Preferred Stock.

                 (i) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to this Certificate of Incorporation.

     7. Restrictions and Limitations.

                (a) Corporate Action. Except as expressly provided herein or as required by law, so long as any shares of Series B Preferred Stock remain outstanding, the Company shall not, and shall not permit any subsidiary (which shall mean any corporation, association, or other business entity of which the Company or any of its other subsidiaries directly or indirectly owns at the time more than fifty percent (50%) of the outstanding voting securities, other than directors' qualifying shares) to, without the approval by vote or written consent by the holders of at least a majority of the then outstanding shares of Series B Preferred Stock, voting together as a separate class (in addition to the voting rights granted by Section 5):

                (i) redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose), any shares of capital stock, provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, directors or consultants pursuant to agreements under which the Company has the option to repurchase such shares upon the occurrence of certain events such as the termination of employment.

                (ii) authorize or issue, or obligate itself to authorize or issue, additional shares of preferred stock, provided that the Company shall be permitted to issue shares of Junior Stock;

                (iii) authorize or issue, or obligate itself to authorize or issue, any equity security senior to or on parity with the Series B Preferred Stock as to liquidation preferences, redemption rights or dividend rights;

                (iv) amend, restate, modify or alter the by-laws of the Company in any way that adversely affects the rights of the holders of the Series B Preferred Stock.

     8. Notices of Record Date.  In the event of

             a. any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property or to receive any other right, or

             b. any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger of the Company, or any transfer of all or substantially all of the assets of the Company to any other corporation, or any other entity or person, or

             c. any voluntary or involuntary dissolution, liquidation or winding up of the Company, then and in each such event the Company shall mail or cause to be mailed to each holder of Series B Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up is expected to become effective and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least ten (10) business days prior to the date specified in such notice on which such action is to be taken.

      9. No Reissuance of Series B Preferred Stock. No share or shares of Series B Preferred Stock acquired by the Company by reason of redemption, purchase or otherwise shall be reissued, and all such shares shall be cancelled, retired, and eliminated from the shares that the Company may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series B Preferred Stock accordingly.

                            SHAREHOLDERS' AGREEMENT

     AGREEMENT, made as of the 6th day of December, 1996, by and among Software Business Technologies, Inc., a Delaware corporation (the "Company"), Robert Davies (the "Principal Shareholder"), and PowerCerv Corporation, a Florida corporation (the "Purchaser" and, together with the Principal Shareholder, the "Shareholders").

                                   BACKGROUND

     The Principal Shareholder is the owner of an aggregate of 1,750,000 shares of common stock, par value $.01 per share, of the Company (the "Common Stock"). The Purchaser is acquiring an aggregate of 294,911 shares of Series B Convertible Preferred Stock, par value $.10 per share, of the Company (the "Preferred Stock"), pursuant to the terms of a Stock Purchase Agreement dated as of the date hereof among the Company, the Purchaser and the Principal Shareholder, the terms of which are hereby incorporated by reference (the "Purchase Agreement"). It is a condition to the obligations of the Purchaser under the Purchase Agreement that this Agreement be executed by the parties hereto, and the parties are willing to execute this Agreement and to be bound by the provisions hereof. In consideration of the foregoing and the parties' desire to provide for continuity of ownership of the Company to further the interests of the Company and its present and future shareholders, the parties mutually agree as follows:

     1. Definition of Shares. As used in this Agreement, "Shares" means and includes all shares of Preferred Stock and all shares of the Common Stock and other equity securities of the Company with rights to vote for the election of directors now owned or hereafter acquired by a Shareholder. Other terms used as defined terms herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

     2. Prohibited Transfers. The Purchaser shall not sell, assign, transfer, pledge, hypothecate, mortgage, encumber or dispose of all or any of its Shares except in compliance with the terms of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, the Purchaser may transfer without the necessity of prior approval all or any of its Shares to any trust for the benefit of the Purchaser, provided that with respect to a transfer to a trust, such Purchaser retains, as trustee or by some other means, the sole authority to vote such Shares.

     3. Right of First Refusal on Dispositions By Purchaser.

        a. If at any time the Purchaser desires to sell or otherwise transfer all or any part of its Shares pursuant to a bona fide offer from an unrelated third party (the "Proposed Transferee"), the Purchaser shall deliver a written offer (the "Offer") to the Company, to sell such Shares (the "Offered Shares") to the Company on terms and conditions, including price, not less favorable than those on which the Purchaser proposes to sell such Offered Shares to the Proposed Transferee. The Offer shall disclose the identity of the Proposed Transferee, the number of Offered Shares proposed to be sold, the total number of Shares owned by such Purchaser, the terms and conditions, including price, of the proposed sale, and any other material facts relating to the proposed sale. The Offer shall further state the Company may acquire, in accordance with the provisions of this Agreement, any of the Offered Shares for the price and upon the other terms and conditions set forth therein.

        (b) If the Company desires to purchase all or any part of the Offered Shares, the Company shall give written notice of its election to purchase to the Purchaser, which notice shall state the number of Offered Shares the Company desires to purchase and shall be received by the Purchaser within 20 days of the date the Offer was made. Such notice shall, when taken in conjunction with the Offer, be deemed to constitute a valid, legally binding, and enforceable agreement for the sale and purchase of such Offered Shares. Sales of such Offered Shares to be sold to the Company pursuant to this Section 3 shall be made at the offices of the Company within 60 days following the date the Offer was made.

        (c) If the Company does not purchase all of the Offered Shares, the remaining Offered Shares may be sold by such Purchaser at any time within 60 days after the date the Offer was made. Any such sale shall be to the Proposed Transferee, at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than those specified in the Offer. Any remaining Offered Shares not sold within such 60-day period shall continue to be subject to the requirements of this Section 3. If Offered Shares are sold pursuant to this Section 3 to any purchaser who is not a party to this Agreement, the purchaser of such Offered Shares shall execute a counterpart of this Agreement as a pre-condition of the purchase of such Offered Shares and any Offered Shares sold to such purchaser shall continue to be subject to the provisions of this Agreement. The certificates representing such Offered Shares shall bear a legend to that effect as set forth in Section 8 of this Agreement.

     4. Election of Directors. For not less than three full annual terms from the date hereof, at each annual meeting of the shareholders of the Company, and at each special meeting of the shareholders of the Company called for the purpose of electing directors of the Company, and at any time at which shareholders of the Company shall have the right to, or shall, vote for directors of the Company, then, and in each event, the Shareholders shall vote all Shares entitled to a vote that are owned by them for the election of a Board of Directors consisting of not more than five directors, designated in the manner designated below:

        (i) one director shall be designated by the Purchaser;

        (ii) up to four directors shall be designated by the Principal Shareholder.

     5. Term. This Agreement shall terminate immediately prior to the consummation of the first Qualified Public Offering.

     6. Failure to Deliver Shares. To the extent permitted by law, if the Purchaser becomes obligated to sell any Shares to the Company under this Agreement and fails to deliver such Shares in accordance with the terms of this Agreement, the Company may, at its option, in addition to all other remedies it may have, send to the defaulting Purchaser the purchase price for such Shares specified herein. Thereupon, the Company, shall cancel on its books the certificate or certificates representing the Shares to be sold to the Company and thereupon all of the defaulting Purchaser's rights in and to such Shares shall terminate.

     7. Specific Enforcement. The Purchaser expressly agrees that the Company may be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants or conditions of this Agreement by the Purchaser, the Company shall, in addition to all other remedies, be entitled to apply for a temporary or permanent injunction, and a decree for specific performance, in accordance with the provisions hereof.

     8. Legend. Each certificate evidencing any of the Shares now owned or hereafter acquired by the Purchaser shall bear a legend substantially as follows:

      "The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933 (the "Act") or the securities laws of any state. The shares may not be transferred by sale, assignment, pledge, or otherwise unless (i) a registration statement for the shares under the Act is in effect or (ii) the corporation has received an opinion of counsel, which opinion is reasonably satisfactory to the corporation, to the effect that such registration is not required under the Act. Any sale, assignment transfer, or other disposition of the shares represented by this certificate is restricted by, and subject to, the terms and provisions of a certain Shareholders' Agreement dated as of December 6, 1996. A copy of this Agreement is on file with the Secretary of the Corporation."

     9. Notices. Notices given hereunder shall be in writing and shall be deemed given upon receipt if delivered by personal delivery with receipt therefor or sent by facsimile or other traceable electronic medium to the facsimile number specified on Schedule 1 hereto or such other number as the addressee may subsequently notify the other parties in writing, or shall be deemed given upon deposit to the United States Postal Service if mailed by certified or registered mail, return receipt requested, to the party being notified at his or its address specified on Schedule 1 hereto or such other address as the addressee may subsequently notify the other parties of in writing.

     10. Entire Agreement and Amendments. This Agreement, along with the provisions of the Purchase Agreement as incorporated by reference herein, constitutes the entire agreement of the parties with respect to the subject matter hereof and neither this Agreement nor any provision hereof may be waived, modified, amended or terminated except by a written agreement signed by the parties hereto. The Purchaser represents that it is not a party to any other agreement that would prevent him or it from performing his or its obligations hereunder. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

     11. Governing Law; Successors and Assigns. This Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof and, except as otherwise provided herein, shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns of the parties.

     12. Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

     13. Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

     14. Captions. Captions are for convenience only and are not deemed to be part of this Agreement.

     15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written.

    PRINCIPAL SHAREHOLDER:             COMPANY:

                                       SOFTWARE BUSINESS
                                       TECHNOLOGIES, INC.


    /s/ Robert H. Davies               By: /s/ Robert H. Davies
    ------------------------------         ---------------------------
    Robert H. Davies, individually         Robert H. Davies, President

                                    PURCHASER:

                                    POWERCERV CORPORATION


                                    By: /s/ Harold R. Ross
                                        -------------------------------
                                        Name:  Harold R. Ross
                                        Title: Chief Executive Officer

                                                                      EXHIBIT C


                   Substance of Opinion of Company Counsel


     The opinion of Brobeck, Phleger & Harrison LLP, counsel for the Company will favorably address the issues set forth below. Terms used as defined terms herein and not otherwise defined shall have the meanings set forth in the Stock Purchase Agreement dated as of December 3, 1996 (the "Agreement"):

     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own its properties and to carry on its business.

     2. The Company has all necessary corporate power and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Company of the Agreement and the Shareholders' Agreement and the consummation of the transactions contemplated therein, and for the due authorization, issuance and delivery of the Purchased Shares and the Conversion Shares issuable upon conversion of the Series B Preferred Stock. Sufficient shares of authorized but unissued Common Stock have been reserved for issuance upon conversion of the Series B Preferred Stock. The issuance of the Purchased Shares does not, and the issuance of the Conversion Shares upon conversion of the Series B Preferred Stock will not, require any further corporate action and to our knowledge is not and will not be subject to any preemptive right, right of first refusal or the like. Each of the Agreement and the Shareholders' Agreement is a valid and binding obligation of the Company enforceable in accordance with its respective terms, provided, however, that no opinion is expressed with respect to the enforceability of the indemnity obligations of Section 8.7 of the Agreement.

    3. No consent, approval, license, or authorization of, or designation, declaration or filing with, any court or governmental authority is or will be required on the part of the Company in connection with the execution, delivery, and performance by the Company of the Agreement or in connection with the issuance of the Purchased Shares or the Conversion Shares upon conversion of the Series B Preferred Stock, except for (i) those that have already been made or granted and (ii) the filing of registration statements with the Commission and any applicable state securities commission as specifically provided for in
Article VIII of the Agreement.

    4. At the Closing and before giving effect to the transactions contemplated by this Agreement, the authorized capital stock of the Company will consist of (i) 7,000,000 shares of Common Stock, of which 2,811,781 shares are validly issued and outstanding; (ii) 1,000,000 shares of Non-Voting Common Stock, of which 618,750 shares are validly issued and outstanding; and (iii) 2,500,000 shares of Preferred Stock, of which 2,200,000 shares will have been designated as Series A Convertible Preferred Stock, of which 1,020,375 shares are validly issued and outstanding, and of which 300,000 shares will have been designated as Series B Preferred Stock, of which no shares will be issued or outstanding. All Purchased Shares and Conversion Shares issued upon conversion of the Series B Preferred Stock will be, duly authorized, validly issued and fully paid and non-assessable and free from any restrictions on transfer, except for restrictions imposed by federal or state securities laws and except for
those   imposed pursuant to the Agreement or the Shareholders' Agreement.
Except as set forth on Schedule 3.4 to the Agreement, there are no outstanding warrants, options, commitments, preemptive rights, rights to acquire or purchase, conversion rights or demands of any character relating to the capital stock or other securities of the Company.

     5. To our knowledge, except as set forth on Schedule 3.8 to the Agreement, there is no litigation or governmental proceeding or investigation pending or, threatened, against the Company. The Company, to the knowledge of such counsel, is not in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency which may materially and adversely affect the business or assets of the Company.

     6. Neither the execution, delivery or performance and compliance with the terms of the Agreement and the Shareholders' Agreement will violate, or result in any breach of, or constitute a default under, or result in the imposition of any encumbrance upon any asset of the Company pursuant to any provision of the Company's charter or by-laws, or, to the knowledge of such counsel, any statute, rule or regulation, contract, lease, judgment, permit, license, decree or other document or instrument specifically identified in the Disclosure Schedules by which the Company is bound or to which the Company or any of its properties are subject.

     7. Assuming the accuracy of the representations and warranties of the Purchasers contained in Article VII of the Agreement, the offer, issuance, sale and delivery of the Purchased Shares under the circumstances contemplated by the Agreement do not require registration under the Act and applicable state securities laws.



                                      2